SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2005


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
------------------------------------------------- -----------
(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)


Item 8.  Other Events



http://www.gses.com

AT THE COMPANY
John V. Moran
Chief Executive Officer


FOR IMMEDIATE RELEASE


              GSE Systems Announces Year End 2004 Financial Results

Columbia, Maryland, March 16, 2005-- GSE Systems, Inc. (GSE) (AMEX:GVP), a leading global provider of real-time simulation and training solutions to the energy, process, manufacturing and government sectors, reported that revenue for the three and twelve months ended December 31, 2004 was $7.0 million and $29.5 million respectively. This compares to $8.3 million and $25.0 million for the comparable periods in 2003 respectively. The company's net loss was $85,000, or $0.01 per diluted share in the fourth quarter 2004 and the net income for the year was $118,000 or $0.01 per diluted share for the year. This compares to a loss of $1.2 million or $0.38 per diluted share in the fourth quarter 2003 and a net loss of $3.5 million or $0.87 per diluted share for the full year 2003.

The Company operated throughout the quarter debt free, and continued to receive significant contract awards in the power generation, process industry and government sectors.

John V. Moran, GSE's Chief Executive Officer said, "In 2004 we increased revenue over 18% compared to the previous year and improved income from continuing operations by $1.9 million. We invested in business development and succeeded in building our pipeline of opportunities in the core nuclear business as well as new initiatives in the power sector and with the U.S. government. Our challenge for 2005 is to convert from pipeline to backlog."

The Company has scheduled an investor conference call for 10:00 A.M. EDT on Thursday, March 17th. The dial-in number for the live conference call will be #800-895-3606 and the Conference ID is GSE. A telephone replay of the call will be available 1 hour after the conclusion of the conference call on March 17th until March 21st at 12:00PM (EDT). To listen to the replay, dial #800-934-4851. A question and answer session will be held at the conclusion of the presentation. Participants can email questions at any time during the presentation to gsecall@gses.com.


                                      * * *

GSE Systems, Inc. provides real-time simulation and training solutions. The company has over three decades of experience, over 250 applications, and 100 customers in more than 25 countries. Our software, hardware and integrated training solutions leverage proven technologies to deliver real-world business advantages to the energy, process, manufacturing and government sectors worldwide. GSE Systems is headquartered in Columbia, Maryland. Our global locations include offices in Sweden, Japan and China. Information about GSE Systems is available via the Internet at http://www.gses.com.

This news release contains forward-looking statements that involve risks and uncertainties. We use words such as "expects", "intends" and "anticipates" to indicate forward looking statements. The actual future results of GSE Systems may differ materially due to a number of factors, including but not limited to, delays in introduction of products or enhancements, size and timing of individual orders, rapid technological changes, market acceptance of new products and competition. These and other factors are more fully discussed in the Company's annual report on Form 10-K for the year ended December 31, 2003, periodic reports and registration statements filed with the Securities and Exchange Commission.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us.


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           CONDENSED STATEMENTS OF OPERATIONS

                                                                         Three months ended               Year ended
                                                                             December 31,                  December 31,
                                                                      ------------------------        -----------------------
                                                                          2004         2003             2004           2003
                                                                      ----------    ----------        ----------   ----------

Contract revenue                                                        $ 7,016       $ 8,360        $ 29,514       $ 25,019
Cost of revenue                                                           5,336         6,194          22,715         19,175
                                                                      ----------    ----------        ----------   ----------

Gross profit                                                              1,680         2,166           6,799          5,844

Operating expenses                                                        1,980         2,403           6,797          6,835
                                                                      ----------    ----------        ---------    ----------

Operating income (loss)                                                    (300)         (237)              2           (991)

Other income (expense), net                                                 269          (508)            140           (777)
                                                                      ----------    ----------        ---------     ----------

Income (loss) from continuing operations before income taxes                (31)         (745)            142         (1,768)

Provision for income taxes                                                   30            71              60             93
                                                                       ---------    ----------         --------    -----------
Income (loss) from continuing operations                                    (61)         (816)             82         (1,861)

Loss from discontinued operations, net of income taxes                        -          (370)              -         (1,409)
Income (loss) on sale of discontinued operations,
     net of income taxes                                                    (24)            -              36           (262)
                                                                       ---------     ---------         --------    ------------
Income (loss) from discontinued operations                                  (24)         (370)             36         (1,671)
                                                                       --------      ---------         --------    -----------
Net income (loss)                                                         $ (85)     $ (1,186)          $ 118       $ (3,532)
                                                                       =========     =========         =========   ===========

Basic earnings (loss) per common share:

     Continuing operations                                              $ (0.01)      $ (0.34)         $ 0.01        $ (0.61)
     Discontinued operations                                                  -         (0.04)              -          (0.26)
                                                                        --------     ---------         ---------    ----------
                                                                        $ (0.01)      $ (0.38)         $ 0.01        $ (0.87)
                                                                        ========     =========         =========    ==========

Diluted earnings (loss) per common share

     Continuing operations                                              $ (0.01)      $ (0.34)         $ 0.01        $ (0.61)
     Discontinued operations                                                  -         (0.04)              -          (0.26)
                                                                        --------     ---------        ---------     ----------
                                                                        $ (0.01)      $ (0.38)         $ 0.01        $ (0.87)
                                                                        ========     =========        =========     ==========

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                                               December 31, 2004            December 31, 2003

Cash and cash equivalents                              $ 868                     $ 1,388

Current assets                                        10,439                      12,953

Total assets                                          14,228                      16,536

Current liabilities                                  $ 7,781                    $ 10,416

Long-term liabilities                                    502                         441

Stockholders' equity                                   5,945                       5,679


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